Exhibit 99.1

IEC FILES NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS

NEWARK, New York, February 9, 2015 - IEC Electronics Corp, (NYSE MKT: IEC) today announced that on February 8, 2015, management concluded and the Audit Committee of the Board of Directors of IEC Electronics Corp. concurred that the previously issued consolidated financial statements covering the Company’s fiscal year ended September 30, 2014 (“FY 2014”), the consolidated financial statements for the fiscal quarters ended March 28, 2014 (“Q2-2014”), and June 27, 2014 (“Q3-2014”), (collectively, the “Restated Periods”), require restatement and should no longer be relied upon.

These financial statements contained an error in the valuation allowance on deferred income tax assets. The Company currently estimates the error will result in an understatement of income tax expense and overstatement of deferred income tax assets during Q2-2014 of approximately $14.0 million. The Company currently estimates income tax expense was overstated and deferred income tax assets were understated by $3.0 thousand and $1.8 million in Q3-2014 and Q4-2014, respectively. For the fiscal year ended September 30, 2014, we currently estimate income tax expense was understated and deferred income tax assets were overstated by approximately $12.3 million.

Revenues and income/(loss) before income taxes as previously reported will not be impacted by these adjustments. The adjustments also will not impact the Company’s liquidity, cash flow from operations or other cash position. Should the Company have taxable income in the future, the deferred taxes assets, including the net operating losses, would be available to offset future tax liability.

The Company does not believe that the adjustments for the periods described above will cause the Company to violate the covenants related to minimum quarterly EBITDARS, maximum Debt to EBITDARS Ratio and minimum Fixed Charge Coverage Ratio contained and defined in its Fourth Amended and Restated Credit Facility Agreement (“Credit Agreement”) with Manufacturers and Traders Trust Company (“M&T”). The Company will be unable to file its Form 10-Q for the fiscal quarter ended December 26, 2014 until the restatement is completed. The failure by the Company to provide financial statements prepared in accordance with generally accepted accounting principles for the Restated Periods and the late filing of the Form 10-Q for the fiscal quarter ended December 26, 2014, does constitute a default under the Credit Agreement. M&T has provided the Company with a waiver of these defaults.

Management and the Audit Committee have discussed the full valuation allowance on deferred tax assets described herein with Crowe Horwath LLP, the Company’s current independent registered public accounting firm. EFP Rotenberg, LLP, the Company's independent registered public accounting firm for the fiscal year ended September 30, 2014, disagrees with the Company's conclusion described herein. The Company is consulting with the Office of the Chief Accountant of the U. S. Securities and Exchange Commission regarding its interpretation of the authoritative guidance as it relates to the above matters.

The Company estimates that adjustment of its consolidated financial statements for the Restated Periods to correct the error (the “Adjustments”) will likely result in approximately the following amounts (in thousands, except per share data):

Provision For/(Benefit From) Income Taxes

	Q2-2014	Q3-2014	Q4-2014	FY 2014
As Reported	$(362)	$3	$1,597	$621
Adjustment	$14,019	$(3)	$(1,758)	$12,258
Restated	$13,657	$—	$(161)	$12,879

Net Income/(Loss)

	Q2-2014	Q3-2014	Q4-2014	FY 2014
As Reported	$(569)	$22	$(446)	$(2,092)
Adjustment	$(14,019)	$3	$1,758	$(12,258)
Restated	$(14,588)	$25	$1,312	$(14,350)

Diluted Earnings per Share*

	Q2-2014	Q3-2014	Q4-2014	FY 2014
As Reported	$(0.06)	$—	$(0.05)	$(0.21)
Adjustment	$(1.43)	$—	$0.18	$(1.25)
Restated	$(1.48)	$—	$0.13	$(1.46)
* Quarterly As Reported plus Adjustment amounts are rounded separately to the nearest cent, and as a result the sum of these amounts may not equal the Restated amount. In addition, quarterly per-share amounts are rounded separately to the nearest cent, and as a result the sum of the quarterly amounts may not equal the computed per-share amount for the full year.

The restatement of the consolidated financial statements will be implemented as follows. The Company intends to amend its Annual Report on Form 10-K for FY 2014 to restate the Company’s consolidated financial statements for FY 2014 as well as for Q2-2014 and Q3-2014 (the “Interim 2014 Statement Periods”) to reflect the Adjustments applicable to each of those periods. A footnote to the restated FY 2014 consolidated financial statements to be contained in the amended Form 10-K for FY 2014 will contain a more detailed description of the impact of the accounting error in each of the Interim 2014 Statement Periods. The Company does not plan to file amendments to its Quarterly Reports on Form 10-Q for the Interim 2014 Statement Periods. Accordingly, the Company cautions investors that certain information contained in the Quarterly Reports on Form 10-Q previously filed for the Interim 2014 Statement Periods, specifically the consolidated financial statements contained in those reports and the information derived therefrom, should no longer be relied upon.

In addition, the Company’s Quarterly Reports on Form 10-Q during the remainder of its 2015 fiscal year will restate the comparable prior year quarterly information.

As a result of the matters described above, management has concluded that there was a material weakness in the Company’s internal control over financial reporting during FY 2014. Management will revise its conclusions as to the effectiveness of the Company’s internal controls during the Restated Periods in the Form 10-K amendments described above. Management has identified steps it believes are necessary to remediate the material weakness and discussed them with the Audit Committee, and is in the process of developing a remediation plan, which will be discussed in the amended Form 10-K. Management believes implementation of the remediation plan will be underway by the time the Quarterly Report on Form 10-Q for the quarter ended December 26, 2014 is filed.

About IEC Electronics
IEC Electronics Corporation is a premier provider of electronic manufacturing services ("EMS") to advanced technology companies primarily in the military and aerospace, medical, industrial and communications sectors. The Company specializes in the custom manufacture of high reliability, complex circuit boards, system level assemblies, a wide array of custom cable and wire harness assemblies, precision metal products, and advanced research and testing services. As a full service EMS provider, IEC is a world-class ISO 9001:2008, AS9100 and ISO13485 certified company. The AS9100 certification enables IEC to serve the military and commercial aerospace markets. The ISO13485 certification supports the quality requirements of medical device markets. The Company is also AC7120 Nadcap accredited for electronics manufacturing to support the most stringent quality requirements of the aerospace industry, as well as ITAR registered and NSA approved under the COMSEC standard. Dynamic Research and Testing Laboratories (DRTL), the Company's newest business unit, is an ISO 17025 accredited laboratory specializing in the testing and detection of counterfeit electronic parts, as well as component risk mitigation and advanced failure analysis. IEC Electronics is headquartered in Newark, NY (outside of Rochester) and also has operations in Rochester, NY, Albuquerque, NM and Bell Gardens, CA. Additional information about IEC can be found on its web site at www.iec-electronics.com.

Safe Harbor
This release contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, and are made in reliance upon the protections provided by such Acts for forward-looking statements.  These forward-looking statements (such as when the Company describes what it "believes", "expects", or "anticipates" will occur, and other similar statements) include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect the Company's current expectations concerning future results and events.  Forward-looking statements in this filing include those regarding: (a) the Company’s financial statements; (b) adjustments to the Company’s periodic reports, restatements of prior period financial statements; (c) the timing of remediation activities related to the material weaknesses in the Company’s internal controls over financial reporting; and (d) the expected impact of the restatement on available borrowings. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause the Company's actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. Factors that could cause actual future results and the Adjustments’ quantitative effect to differ from those estimated in this release include, among others, the risk that additional information may arise during the completion of the Company’s work on the restatement, the Company’s independent auditor’s review of the restated financial statements, the Company’s ability to successfully remediate identified control deficiencies, M&T not waiving any defaults caused by the Adjustments, litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters, other subsequent events, as well as other factors described elsewhere in this Form 8-K and in the Company’s Annual Report on Form 10-K under the heading “Risk Factors” under Item 1A, for the fiscal year ended September 30, 2014 and other filings with the Securities and Exchange Commission.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company's forward-looking statements: business conditions and growth or contraction in the Company's customers' industries, the electronic manufacturing services industry and the general economy; variability of the Company's operating results; the Company's ability to control its material, labor and other costs; the Company's dependence on a limited number of major customers; the potential consolidation of the Company's customer base; availability of component supplies; dependence on certain industries; variability and timing of customer requirements; technological, engineering and other start-up issues related to new programs and products; uncertainties as to availability and timing of governmental funding for the Company's customers; the types and mix of sales to the Company's customers; the Company's ability to assimilate acquired businesses and to achieve the anticipated benefits of such acquisitions; unforeseen product failures and the potential product liability claims that may be associated with such failures; the availability of capital and other economic, business and competitive factors affecting the Company's customers, the Company's industry and business generally; failure or breach of the Company's information technology systems; natural disasters; and other factors that the Company may not have currently identified or quantified.  Additional risks and uncertainties resulting from the restatement of the Company's financial statements included in the Company's Annual Report on Form 10-K/A filed with the Securities and Exchange Commission ("SEC") on July 3, 2013 and in the Company's Form 10-Q/A filed on the same date are described in detail in the Company's Form 10-K for the fiscal year ended September 30, 2014 filed with the SEC on November 25, 2014 (the "2014 Form 10-K").  Any one or more of such risks and uncertainties could have a material adverse effect on the Company or the value of its common stock.  For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see Part I including "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in the 2014 Form 10-K and the Company’s subsequently filed SEC reports.

The Company undertakes no obligation to publicly update or correct any forward-looking statements, whether as a result of new information, future events, or otherwise.  All forward looking statements are expressly qualified by these cautionary statements.

Contact:	Michael T. Williams	John Nesbett or Jennifer Belodeau
	CFO	Institutional Marketing Services (IMS)
	IEC Electronics Corp.	(203)972-9200
	(315)332-4308	jnesbett@institutionalms.com
	mwilliams@iec-electronics.com	jbelodeau@institutionalms.com